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                                  EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 25, 1999 relating to the financial statements of Benton Oil and Gas Company, which appears in Benton Oil and Gas Company's Annual Report on Form 10-K for the year ended December 31, 1998.




/s/  PricewaterhouseCoopers LLP

San Francisco, California
January 18, 2000